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                                                              EXHIBIT 11.1

             JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
          STATEMENT RE: COMPUTATION OF NET (LOSS) PER SHARE
      THIRTEEN AND THIRTY-NINE WEEKS ENDED MAY 25, 1996 AND MAY 27, 1995
                    (in thousands, except per share data)


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
                                                               Primary                                        Primary
                                                  ----------------------------------             -------------------------------
                                                          Thirteen weeks ended                          Thirty-nine weeks ended
                                                   May 25, 1996          May 27, 1995             May 25, 1996         May 27, 1995
                                                  -------------        --------------            --------------       -------------
   Net (loss)                                          ($546)              ($960)                   ($5,517)           ($4,694)
   Interest adjustments                                 -                   -                          -                  -
                                                   ----------           -----------              -----------         -----------
Adjusted net (loss)                                    ($546)              ($960)                   ($5,517)           ($4,694)
                                                   ==========           ===========              ===========         ===========


Weighted average common and common equivalent shares outstanding:

   Weighted average common shares outstanding          5,701               5,701                      5,701              5,701

   Weighted average common equivalents                   --                   --                         --                 --
                                                   ----------           -----------              -----------         -----------

Weighted average common and
   common equivalent shares outstanding                 5,701               5,701                      5,701              5,701
                                                   ==========           ===========              ===========         ===========



Net (loss) per common and
    common equivalent shares                           ($0.10)             ($0.17)                     ($0.97)            ($0.82)
                                                   ==========           ===========              ===========         ===========

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